Exhibit 99.3

Investors:

Kyle Bland: (630) 824-1987

Media:

Steve Carlson: (630) 824-1783

SUNCOKE ENERGY PARTNERS, L.P. DECLARES DISTRIBUTION OF $0.5940 PER UNIT

LISLE, Ill. (July 25, 2016) – Today, the SunCoke Energy Partners, L.P. (NYSE: SXCP) Board of Directors declared a second quarter 2016 cash distribution of $0.5940 per limited partnership unit, or $2.38 annualized. The second quarter 2016 distribution will be payable on September 1, 2016, to unitholders of record on August 15, 2016.

SunCoke Energy, Inc. (NYSE: SXC) will not provide sponsor support in Q3 2016. SunCoke will remain flexible and continue to evaluate its sponsor support and partnership distribution priorities on a quarterly basis.

UPCOMING EVENTS

We will host an investor conference call on Thursday, July 28, 2016, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). This conference call will be webcast live and archived for replay in the Investors section of www.suncoke.com. Investors may participate in this call by dialing 1-866-393-4306 in the U.S. or 1-617-826-1698 if outside the U.S., confirmation code 43172089.

Additionally, we plan to participate in the Citi MLP/Midstream Infrastructure Conference, August 17, 2016, in Las Vegas, Nev.

ABOUT SUNCOKE ENERGY PARTNERS, L.P.

SunCoke Energy Partners, L.P. (NYSE: SXCP) is a publicly traded master limited partnership that manufactures high-quality coke used in the blast furnace production of steel and provides export and domestic coal handling services to the coke, coal, steel and power industries. In our cokemaking business, we utilize an innovative heat-recovery technology that captures excess heat for steam or electrical power generation and have long-term, take-or-pay coke contracts that pass through commodity and certain operating costs. Our coal handling terminals have the collective capacity to blend and transload more than 40 million tons of coal each year and are strategically located to reach Gulf Coast, East Coast, Great Lakes and international ports. SXCP’s General Partner is a wholly owned subsidiary of SunCoke Energy, Inc. (NYSE: SXC), which has more than 50 years of cokemaking experience serving the integrated steel industry. To learn more about SunCoke Energy Partners, L.P., visit our website at www.suncoke.com.

NOTICE

This statement is intended to serve as qualified notice to nominees as provided for under Treasury Regulation Section 1.1446-4(b)(4) and (d) given by a publicly traded partnership for the nominee to be treated as a withholding agent. Please note that SunCoke Energy Partners, L.P.’s quarterly cash distributions are treated as partnership distributions for federal income tax purposes and that 100

SXCP Q2 2016 Cash Distribution Release

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percent of these distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of SunCoke Energy Partners, L.P.’s distributions to a nominee on behalf of foreign investors are subject to federal income tax withholding at the highest marginal tax rate for individuals or corporations, as applicable. Nominees, and not SunCoke Energy Partners, L.P., are treated as the withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

FORWARD-LOOKING STATEMENTS

Some of the statements included in this press release constitute “forward-looking statements.” Forward-looking statements include all statements that are not historical facts and may be identified by the use of such words as “believe,” “expect,” “plan,” “project,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “will,” “should” or the negative of these terms or similar expressions. Forward-looking statements are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond the control of SXCP) that could cause actual results to differ materially.

Such risks and uncertainties include, but are not limited to, domestic and international economic, political, business, operational, competitive, regulatory, and/or market factors affecting SXCP, as well as uncertainties related to: pending or future litigation, legislation or regulatory actions; liability for remedial actions or assessments under existing or future environmental regulations; gains and losses related to acquisition, disposition or impairment of assets; recapitalizations; access to, and costs of, capital; the effects of changes in accounting rules applicable to SXCP; and changes in tax, environmental and other laws and regulations applicable to SXCP’s businesses.

Forward-looking statements are not guarantees of future performance, but are based upon the current knowledge, beliefs and expectations of SXCP management, and upon assumptions by SXCP concerning future conditions, any or all of which ultimately may prove to be inaccurate. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. SXCP does not intend, and expressly disclaims any obligation, to update or alter its forward-looking statements (or associated cautionary language), whether as a result of new information, future events or otherwise after the date of this press release except as required by applicable law.

SXCP has included in its filings with the Securities and Exchange Commission cautionary language identifying important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by SXCP. For information concerning these factors, see SXCP’s Securities and Exchange Commission filings such as its annual and quarterly reports and current reports on Form 8-K, copies of which are available free of charge on SXCP’s website at www.suncoke.com. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. Unpredictable or unknown factors not discussed in this release also could have material adverse effects on forward-looking statements.